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Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is intended to accompany the Quarterly Report of CTI Group (Holdings) Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report") and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned in his capacity as set forth below, hereby certifies that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.







Bradley Houlberg
-----------------------
Bradley Houlberg                                             Date: May 14, 2003
Chief Executive Officer





         A signed original of this written statement required by Section 906 has been provided to CTI Group (Holdings) Inc. and will be retained by CTI Group (Holdings) Inc. and furnished to the Securities and Exchange Commission or its staff upon request.